UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

K2 INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 19, 2005, during a conference call concerning third quarter 2005 earnings and forward-looking statements for fiscal year 2005 of K2 Inc. (“K2”), and in connection with filing its earnings release on October 19, 2005 on a current report on Form 8-K, K2 provided the following information in response to questions from investors and analysts:

•	Management believes that in 2005 worldwide pre-season sales of skis is down approximately 10% to 15% when compared to the same period in 2004. However, sales of K2® and Völkl® skis are down less than this percentage.

•	Management believes that retail sales in the paintball market is 25% to 30% lower in the first six months of 2005 when compared to the same period in 2004, but only 10% since July. Moreover, management expects that Brass Eagle is expected to increase its market share in 2005.

•	Management expects that on an annual basis, SG&A as a percentage of sales for K2 is likely to remain constant in 2006 when compared to 2005.

•	Management estimates that as a result of K2’s licensing its bike business, K2’s GAAP diluted earnings per share for the next 12 months is likely to increase $0.01 per share when compared to the previous comparable period.

•	Management estimates that based on Brass Eagles’ net sales during the 12 month period prior to K2’s acquisition of the company, that the reduction in GAAP diluted earnings per share for full-year 2005 resulting from the softness in the paintball market was approximately $0.07 to $0.08.

•	Management estimates that sales growth in fiscal year 2005, excluding reduced sales from K2 bikes, paintball and skis would be approximately 4% to 5%.

The above statements include forward-looking statements. K2 cautions that these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to K2’s ability to successfully execute its acquisition plans and growth strategy, integration of acquired businesses, weather conditions, consumer spending, continued success of manufacturing in China, global economic conditions, product demand, financial market performance, and other risks described in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive, any forward-looking statements included in this news release is made as of the date of the statement, and the Company does not undertake to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

Date: October 19, 2005	/s/ Dudley W. Mendenhall
Dudley W. Mendenhall
Senior Vice President and Chief Financial Officer